Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement of Guardian Zone Technologies, Inc. on Form SB-2 of our audit report, dated August 7, 2007, which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our Firm under the title “Experts” in the Registration Statement and this Prospectus.
/s/ De Joya Griffith & Company, LLC
De Joya Griffith & Company, LLC
Henderson, NV
December 19, 2007